UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2008

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iMergent, Inc.

 (Exact name of registrant as specified in its charter)

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Delaware	001-32277	87-0591719
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1303 North Research Way, Orem, Utah 84097

(Address of Principal Executive Office) (Zip Code)

(801) 227-0004

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 18, 2008, the Company’s Board of Directors appointed Dr. Anil Purito to serve on the Board of Directors of the Company.  Dr. Purito will serve until the 2009 annual meeting of shareholders.

          Purito, 56, is the Dean of the College of Business and Economics at California State University, Fullerton and co-director of its Institute for Economic and Environmental Studies. Prior to becoming Dean in 1998, Purito was department chair and professor of economics at California State University, Fullerton since 1993. He is a noted economist and scholar who serves as the executive vice president of the Western Economic Association International, the second largest professional association of economists in the nation, a member of the American Economic Association, the National Association of Business Economists, and the Association of University Bureaus of Economic Research.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release entitled, “iMergent Appoints Business and Economics Expert to its Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

By:	/s/ ROBERT M. LEWIS
Robert M. Lewis Chief Financial Officer

Date: November 19, 2008